UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.1)

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Ormat Technologies, Inc.
(Name of the Registrant as Specified In Its Charter)

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AMENDMENT NO. 1 TO 2016 PROXY STATEMENT

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A ("Amendment No. 1") amends Ormat Technologies, Inc.’s definitive proxy statement for its 2016 Annual Meeting of Stockholders (as supplemented, the "Proxy Statement"), which was filed with the Securities and Exchange Commission ("SEC") on March 25, 2016 and supplemented by the Supplement to 2016 Proxy Statement filed with the SEC on March 30, 2016.  This Amendment No. 1 is being filed to include in the Proxy Statement certain information about Bob Sullivan, our Executive Vice President of Sales, Marketing and Business Development and one of our NEOs, that was previously omitted from the following sections of the Proxy Statement: "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" originally set forth on pages 18 through 21 of the Proxy Statement, "EXECUTIVE COMPENSATION—Employment Agreements" originally set forth on pages 28 and 29 of the Proxy Statement, "EXECUTIVE COMPENSATION—Outstanding Equity Awards at Fiscal Year-End" originally set forth on pages 29 and 30 of the Proxy Statement, "EXECUTIVE COMPENSATION—Option Exercises" originally set forth on page 30 of the Proxy Statement and "EXECUTIVE COMPENSATION—Estimated Payments and Benefits upon Termination" originally set forth on page 32 of the Proxy Statement.  This Amendment No. 1 is also being filed to remove from the Proxy Statement certain information about Nir Wolf, our Executive Vice President of Market Development who was not one of our NEOs in 2015.  All other items of the Proxy Statement are incorporated herein by reference without changes.

April 18, 2016

CHANGES TO PROXY STATEMENT

The section of the Proxy Statement entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT", which was originally set forth on pages 18 through 21 of the Proxy Statement, is amended in its entirety to read as follows:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of March 7, 2016 for:

● each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding Common Stock;

● each of our directors;

● each of our Named Executive Officers (as defined under "Summary Compensation Table" below); and

● all of our directors and executive officers as a group.

Percentage ownership is based on 49,211,341 shares of Common Stock outstanding as of March 7, 2016. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned
	Number		Percent
Principal Stockholder:
FIMI ENRG, L.P. and FIMI ENRG, Limited Partnership	10,933,361	(1)	22.22%
Bronicki Investments Ltd.	10,933,361	(1)	22.22%
Migdal Insurance & Financial Holdings Ltd.	5,523,590	(2)	11.22%
Clal Insurance Enterprises Holdings Ltd.	2,649,285	(3)	5.38%
Psagot Investment House Ltd.	2,768,337	(4)	5.63%
Itshak Sharon (Tshuva) Delek Group Ltd & The Phoenix Holding ltd	2,840,139	(7)	5.77%
The Vanguard Group	2,546,779	(8)	5.18%

Directors and Named Executive Officers
Gillon Beck††	7,344,118	(6),(9)	14.92%
Dan Falk††	22,500	(10)	—
Ami Boehm††	7,344,118	(6)(11)	14.92%
Robert F. Clarke††	22,500	(12)	—
Robert E. Joyal††	15,000	(13)	—
David Granot††	15,000	(14)	—
Ravit Barniv	7,500	(20)	—
Stanley Stern	7,500	(20)	—
Isaac Angel	75,000	(21)	—
Doron Blachar†	99,375	(15)	—
Zvi Krieger	11,000	(16)	—
Shimon Hatzir	23,000	(17)	—
Bob Sullivan	51,900	(18)
Directors and Named Executive Officers as a group	11,343,636	(19)	23.05%
__________

† c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel

†† c/o Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)
The information provided for FIMI ENRG, L.P. ("FIMI ENRG 1") and FIMI ENRG, Limited Partnership ("FIMI ENRG 2", and together with FIMI ENRG 1, "FIMI") and Bronicki Investments Ltd. ("Bronicki Investments") is based on the Schedule 13D filed with the SEC on February 17, 2015 by FIMI and the Form 4 filed with the SEC on February 29, 2016 by Bronicki Investments. As reported therein, FIMI is the beneficial owner of 7,314,118 shares, representing beneficial ownership of 14.86% of our shares, and Bronicki Investments is the beneficial owner of 3,619,243 shares, representing beneficial ownership of 7.35% of our shares. FIMI and Bronicki Investments are party to (i) a shareholder rights agreement dated March 16, 2012and amended and restated on November 10, 2014, and (ii) a share purchase agreement dated March 16, 2012. By virtue of the shareholder rights agreement, each of FIMI and Bronicki Investments may be deemed to beneficially own, and have shared voting power over, the shares of our Common Stock beneficially owned by the other party such that, collectively, they may be deemed to beneficially own 10,933,361 shares or 22.22% of our shares. Each of FIMI and Bronicki Investments disclaims beneficial ownership of all shares of our Common Stock beneficially owned by the other party. FIMI's address is 98 Yigal Alon Street, Tel- Aviv, Israel 67891. Bronicki Investments' address is 5H’ Brosh 5 Street, Yavne, Israel 81510. See also footnotes 3 and 4 below.

(2)
The information provided for Migdal Insurance & Financial Holdings Ltd. ("Migdal") is based on Migdal's Schedule 13G filed with the SEC on February 10, 2016. Migdal reported shared voting and dispositive power with regard to all of the 5,523,590 shares beneficially held by Migdal and that of the 5,523,590 shares reported (i) 5,360,752 shares are held for members of the public through, among others, provident funds, mutual funds, pension funds and insurance policies, which are managed by subsidiaries of Migdal, according to the following segmentation: 2,933,296 shares are held by profit participating life assurance accounts, 2,202,283 shares are held by provident funds and companies that manage provident funds and 225,173 shares are held by companies for the management of funds for joint investments in trusteeship, each of which subsidiaries operates under independent management and makes independent voting and investment decisions, and (ii) 162,838 are beneficially held for their own account (Nostro account).  Migdal disclaims beneficial ownership of 5,523,590 of these shares. Migdal's address is 4 Efal Street; P.O. Box 3063; Petach Tikva 49512, Israel.

(3)
The information provided for Clal Insurance Enterprises Holdings Ltd. ("Clal") is based on Clal's Schedule 13G/A filed with the SEC on February 25, 2016. Clal reported shared voting and dispositive power with regard to all of the 2,649,285 shares beneficially held by Clal and that of the 2,649,285 (excluding 13,866 shares that are held for members of the public through, among others, portfolio management and/or mutual funds, which are managed by Epsilon Investment House Ltd., and/or Epsilon Mutual Management (1991) Ltd., each an indirect subsidiary of IDB Development Corporation Ltd. account. Clal's address is 48 Menachem Begin Road, Tel Aviv 66180, Israel.

(4)
The information provided for Psagot Investment House Ltd. ("Psagot") is based on Psagot's Schedule 13G filed with the SEC on February 16, 2016. Psagot reported shared voting power with regard to 1,763,850 shares and shared dispositive power with regard to 2,768,337 shares beneficially held by Psagot. Psagot reported that of the 2,768,337 shares reported (i) 1,004,489 shares are beneficially owned by portfolio accounts managed by Psagot Securities Ltd., (ii) 716,239 shares are beneficially owned by Psagot Exchange Traded Notes Ltd., (iii) 135,554 shares are beneficially owned by mutual funds managed by Psagot Mutual Funds Ltd. (of this amount, 10,300 shares may also be considered beneficially owned by Psagot Securities Ltd., but are not included in the shares beneficially owned by Psagot Securities Ltd., as indicated above) (iv) 906,301 shares are beneficially owned by provident funds and pension funds managed by Psagot Provident Funds and Pension Ltd. Psagot and (v) 5,756 shares are beneficially owned by managed savings managed by Psagot Insurance Company Ltd disclaims beneficial ownership of all of these shares. Psagot's address is Psagot Investment House Ltd. - 14 Ahad Ha’am Street, Tel Aviv 6514211, Israel.

(6)
The information provided herein is based, in part, on the Schedule 13D filed by FIMI with the SEC on February 17, 2015. Includes 7,314,118 shares beneficially owned by FIMI. Each of Gillon Beck and Ami Boehm is a partner of FIMI and has voting control of the shares held by FIMI. Accordingly, they may be deemed to share beneficial ownership of the shares held by FIMI. Each of Gillon Beck and Ami Boehm disclaim beneficial ownership of all such shares. See also footnote 1 above.

(7)
The information provided for Itshak Sharon (Tshuva), Delek Group Ltd and The Phoenix Holding Ltd is based on their Schedule 13G/A filed with the SEC on June 2, 2015. The shares reported therein are beneficially owned by various direct or indirect, majority or wholly-owned subsidiaries of the Phoenix Holding Ltd. The Phoenix Holding Ltd. is a majority owned subsidiary of Delek Group Ltd. The majority of Delek Group Ltd’s outstanding share capital and voting rights are owned directly and indirectly by Itshak Sharon (Tshuva) through private companies wholly owned by him and the remainder is held by the public.

(8)
The information provided for The Vanguard Group ("Vanguard") is based on Vanguard's Schedule 13G/A filed with the SEC on February 11, 2016. Vanguard reported shared voting and dispositive power with regard to all of the 2,546,779 shares beneficially held by Vanguard. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355.

(9)
Includes 30,000 shares of Common Stock issuable to Mr. Beck upon the exercise of options that are exercisable within 60 days of March 7, 2016. The options granted to Mr. Beck have exercise prices that range between $18.56 and $28.23 per share of Common Stock and expire at different periods between August 1, 2019 and November 5, 2021. See also footnote 1 above.

(10)
Includes 22,500 shares of Common Stock issuable to Mr. Falk upon the exercise of options that are exercisable within 60 days of March 7, 2016. The options granted to Mr. Falk have exercise prices that range between $28.23 and $38.50 per share of Common Stock and expire at different periods between November 5, 2016 and November 5, 2021.

(11)
Includes 30,000 shares of Common Stock issuable to Mr. Boehm upon the exercise of options that are exercisable within 60 days of March 7, 2016. The options granted to Mr. Boehm have exercise prices that range between $18.56 and $28.23 per share of Common Stock and expire at different periods between August 1, 2019 and November 5, 2021. See also footnote 1 above.

(12)
Includes (a) 2,000 shares of Common Stock purchased at market price and (b) 22,500 shares of Common Stock issuable to Mr. Clarke upon the exercise of options that are exercisable within 60 days of March 7, 2016. The options granted to Mr. Clarke have exercise prices that range between $26.70 and $38.50 per share of Common Stock and expire at different periods between November 5, 2016 and November 5, 2021.

(13)
Includes 15,000 shares of Common Stock issuable to Mr. Joyal upon the exercise of options that are exercisable within 60 days of March 7, 2016. The options granted to Mr. Joyal have exercise prices that range between $26.70 and $28.23 per share of Common Stock and expire at different periods between August 1, 2020 and November 5, 2021.

(14)
Includes 15,000 shares of Common Stock issuable to Mr. Granot upon the exercise of options that are exercisable within 60 days of March 7, 2016. The options granted to Mr. Granot have exercise prices that range between $26.70 and $28.23 per share of Common Stock and expire at different periods between August 1, 2020 and November 5, 2021.

(15)
Includes 99,375 shares of Common Stock issuable to Mr. Blachar upon the exercise of options that are exercisable within 60 days of March 7, 2016. The options granted to Mr. Blachar have exercise prices that range between $20.54 and $24.57 per share of Common Stock and expire between February 9, 2019 and April 2, 2019.

(16)
Includes 11,000 shares of Common Stock issuable to Mr. Krieger upon the exercise of options that are exercisable within 60 days of March 7, 2016. The options granted to Mr. Krieger have an exercise price of $25.65 per share of Common Stock and expire on April 2, 2019,

(17)
Includes 23,000 shares of Common Stock issuable to Mr. Hatzir upon the exercise of options that are exercisable within 60 days of March _, 2016. The options granted to Mr. Hatzir have exercise prices that range between $20.13 and 29.95 per share of Common Stock and expire at different periods between April 16, 2017 and April 2, 2019.

(18)
Includes 51,900 shares of Common Stock issuable to Mr. Sullivan upon the exercise of options that are exercisable within 60 days of March 7, 2016. The options granted to Mr. Sullivan have exercise prices that range between $20.13 and $34.13 per share of Common Stock and expire at different periods between April 9, 2016 and June 4, 2019.

(19)
This number includes (a) 10,933,361 shares of Common Stock and (b) options (including SARs) to purchase  410,275 shares of Common Stock of the Company exercisable within 60 days of March 7, 2016, held directly (or deemed to be beneficially owned) by all of our directors and executive officers as a group. These options have exercise prices that range between $18.56 and $38.50 per share of Common Stock and expire at different periods between April 9, 2019 and November 5, 2021.

(20)
This number includes shares of Common Stock issuable to each of Ms. Barniv and Mr. Stern upon the exercise of options granted to them on January 5, 2016 that are exercisable within one year from the date of grant.  The options granted to each of Ms. Barniv and Mr. Stern have an exercise price of $35.15 per share of Common Stock and expire on January 6, 2023.

(21)
Includes 75,000 shares of Common Stock issuable to Mr. Angel upon the exercise of options that are exercisable within 60 days of March 7, 2016. The options granted to Mr. Angel have an exercise price of $29.52 per share of Common Stock and expire on March 31, 2020.

The section of the Proxy Statement entitled "EXECUTIVE COMPENSATION—Employment Agreements", which was originally set forth on pages 28 and 29 of the Proxy Statement, is amended in its entirety to read as follows:

Employment Agreements

The following are descriptions of the material terms of our NEOs’ employment agreements, as well as other factors that may help with an understanding of the data disclosed in the Summary Compensation Table and under the heading "Grants of Plan-Based Awards" above.

General

Isaac Angel is employed by Ormat Systems, one of our subsidiaries, and by us, and serves as our CEO. Doron Blachar is employed by Ormat Systems and serves as our CFO. Zvi Krieger is employed by Ormat Systems and serves as our Executive Vice President of the Electricity Segment.  Shimon Hatzir is employed by Ormat Systems and serves as our Executive Vice President of Engineering and Bob Sullivan is employed by us and serves as our Executive Vice President of Sales, Marketing and Business Development.

Each of Messrs. Angel, Blachar, Krieger and Hatzir is party to an employment agreement with Ormat Systems (and, in the case of Mr. Angel, also with us) that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits.  Mr. Sullivan has not entered into any such employment agreement with Ormat Systems or us.

Under the employment agreements of Messrs. Krieger, Hatzir and Blachar, either party may terminate the employment relationship upon thirty days up to one hundred and twenty days prior written notice, while Mr. Angel's agreement provides for prior written notice of six months.  However, termination for cause does not require any prior notice and an employee who is terminated for cause is not entitled to any subsequent payments.

The actual salary and other compensation arrangements of Messrs. Angel, Blachar, Krieger, Hatzir and Sullivan are agreed upon separately with each employee. Except for Mr. Sullivan, each of these individuals is also covered by Ormat Systems’ management insurance plan, to which Ormat Systems contributes a percentage of such individual’s salary, and which covers any compensation that such individual may be entitled to receive upon termination, such as severance pay pursuant to Israeli law for Israel-based employees. In addition, each of the individuals has the benefit of the use of a company-leased car.

The employment agreements of Messrs. Angel, Blachar, Krieger and Hatzir also contain provisions that are designed to restrict them from engaging in activities competitive with the business of the Company for a period ranging from 12 to 36 months following termination of employment and, in the case of the employment agreements of Messrs. Angel and Blachar, from soliciting any employees, customer or supplier of the Company for a period ranging from 12 to 24 months following termination of employment.

Isaac Angel

Pursuant to the employment agreement we entered with Mr. Angel, he is entitled to the following:

●
Salary: Annual gross salary of NIS 1,620,000 (equal to approximately $416,000 based on the representative exchange rate set by the Bank of Israel on March 4, 2016), which is linked to the Israeli consumer price index.

●
Annual Performance Bonus: If the Company's annual consolidated net income ("Annual Profits") is above $20 million, Mr. Angel will be entitled to receive an annual bonus (the "Annual Bonus") equal to (a) 0.75% of Annual Profits of up to $50 million (inclusive), and (b) 1.00% of the portion of the Annual Profits, if any, that is above $50 million; provided that, in any event, the Annual Bonus shall not exceed $750,000.

●
Initial Option Grant: Stock options granted on April 1, 2014 to purchase 100,000 shares of common stock at an exercise price equal to $29.52, the closing price of the common stock on the date of grant. The options were granted under our 2012 Incentive Compensation Plan and vest in one installment on the seventh (7th) anniversary of the date of grant. These options expire seven and a half (7.5) years following the grant date.

●
Second Option Grant: Stock options granted on April 1, 2014 to purchase 300,000 shares of common stock at an exercise price equal to $29.52, the closing price of the common stock on the date of grant. These options were granted under our 2012 Incentive Compensation Plan and vest in four equal installments, commencing with the second (2nd) anniversary of the date of grant. These options expire six (6) years following the grant date.

●
Termination: Each of the Company and Mr. Angel may terminate the employment with the Company, for any reason, by providing six (6) months of prior notice of such termination (the "Notice Period"). Other than in the case of termination of employment with the Company for "cause", Mr. Angel will be entitled to continue to receive his compensation during the Notice Period.

●
Termination in connection with a Change of Control: In the event that Mr. Angel's employment is terminated by the Company without cause, or he resigns for a "good reason", within two (2) months before, or twelve (12) months following, the consummation of a "change of control" (as defined in the Employment Agreement), Mr. Angel is entitled to the following: (i) the Notice Period (and consequently, the period during which compensation is payable to Mr. Angel) will be extended from six (6) months to twelve (12) months; and (ii) all the stock options described above are accelerated and will become fully vested and exercisable.

See also "Potential Payments upon Termination or Change in Control" below.

The section of the Proxy Statement entitled "EXECUTIVE COMPENSATION—Outstanding Equity Awards at Fiscal Year-End", which was originally set forth on pages 29 and 30 of the Proxy Statement, is amended in its entirety to read as follows:

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2015:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Isaac Angel	None	100,000	(1)	29.52	September 30,2021
	None	300,000	(2)	29.52	March 31, 2020
Doron Blachar	50,000	50,000	(3)	20.54	April 2, 2019
	16,250	16,250	(4)	24.57	February 9, 2019
Zvi Krieger	15,000	None	(8)	34.13	April 7, 2016
	12,000	None	(5)	25.65	March 31, 2018
	None	11,000	(6)	20.13	April 2, 2019
	12,500	37,500	(7)	23.34	June 4, 2019
Shimon Hatzir	9,000	None	(8)	34.13	April 7, 2016
	24,000	None	(9)	29.95	April 16, 2017
	None	11,000	(6)	20.13	April 2, 2019
	12,500	37,500	(7)	23.34	June 4, 2019
Bob Sullivan	1,900	None	(8)	34.13	April 7, 2016
	12,500	None	(5)	25.65	March 31, 2018
	12,500	None	(9)	29.95	April 16, 2017
	7500	7,500	(6)	20.13	April 2, 2019
	10,000	30,000	(7)	23.34	June 4, 2019

(1)
These are stock options, which will become fully vested seven years following the date of the grant. This vesting schedule is subject to acceleration in certain circumstances upon a change of control, as described above under "Employment Agreements – Isaac Angel".

(2)
These are stock options which vest in four equal installments, commencing March 31, 2016. The options expire six years from the date of grant. This vesting schedule is subject to acceleration in certain circumstances upon a change of control, as described above under "Employment Agreements – Isaac Angel".

(3)
These are stock options which began to vest one year after the April 2013 grant date, with 25% of the stock options vesting on each of the first, second, third, and fourth anniversaries of the grant date. The stock options will become completely exercisable in April 2017.

(4)
These are stock options which began to vest one year after the February 2014 grant date, with 50% of the stock options vesting on the first anniversary of the grant date and 25% of the stock options vesting on each of the second and third anniversaries of the grant date. The stock options become fully exercisable in February 2017.

(5)
These are SARs which began to vest two years after the March 2011 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in March 2015. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(6)
These are SARs which began to vest two years after the April 2012 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in April 2016. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(7)
These are SARs which began to vest two years after the June 2013 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in June 2017. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(8)
These are stock options which began to vest two years after the April 2006 grant date, with 25% of the stock options vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The stock options will become completely exercisable in April 2016.

(9)
These are SARs which began to vest two years after the April 2010 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in April 2017. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

The section of the Proxy Statement entitled "EXECUTIVE COMPENSATION—Option Exercises", which was originally set forth on page 30 of the Proxy Statement, is amended in its entirety to read as follows:

Option Exercises

Our NEOs exercised options to purchase 36,223 shares of our common stock during the year ended December 31, 2015.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Zvi Krieger	17,581	627,242.89
Shimon Hatzir	16,544	608,627.14
Bob Sullivan	2,098	70,879.62

The section of the Proxy Statement entitled "EXECUTIVE COMPENSATION—Estimated Payments and Benefits upon Termination", which was originally set forth on page 32 of the Proxy Statement, is amended in its entirety to read as follows:

Estimated Payments and Benefits upon Termination

The amount of compensation and benefits payable to each of our NEOs in the event of termination without cause or as a consequence of a change in control has been estimated in the table below. The Company does not provide excise tax gross-ups for change in control payments. There is no distinction in the calculation of the termination payments due to our executives in the event of termination without cause or termination upon a change in control, except in the case of our CEO, whose payments and benefits upon termination are described under the heading "Potential Payments upon Termination or Change in Control" above. The amounts have been calculated based on the assumption that the termination occurred on December 31, 2015.

Name	Termination without Cause ($)	Change in Control ($)
Isaac Angel	388,262	776,524
Doron Blachar	215,847	215,847
Zvi Krieger	354,868	354,868
Shimon Hatzir	536,841	536,841
Bob Sullivan	None	None

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on Wednesday, May 4, 2016:

•
This Amendment No. 1, the Proxy Statement, the proxy card form, this Notice of Internet Availability of Proxy Materials and our Annual Report on Form 10-K are available at http://materials.proxyvote.com/686688  by clicking on the proxy link.